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As filed with the Securities Exchange Commission on August 22, 2001

Registration No. 333-55554

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTERSPAN COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Oregon (State or Other Jurisdiction of Incorporation or Organization)	93-1040330 (I.R.S. Employer Identification Number)

7175 N.W. Evergreen Parkway, Suite 400
Hillsboro, Oregon 97124-5839
(503) 615-3200
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

FRANK G. HAUSMANN, JR.
Chairman and Chief Executive Officer
CenterSpan Communications Corporation
7175 N.W. Evergreen Parkway, Suite 400
Hillsboro, Oregon 97124-5839
(503) 615-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
ANDREW J. DEMETRIOU
Jones, Day, Reavis & Pogue
555 West Fifth Street, Suite 4600
Los Angeles, California 90013-1025
(213) 489-3939

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  /x/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  / /

    Registrant CenterSpan Communications Corporation ("CenterSpan" or the "Company") hereby amends the "How to Obtain More Information" section of its Registration Statement (File Number 333-55554) (the "Registration Statement") to incorporate by reference the second amendment to CenterSpan's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on August 22, 2001. Except to the extent amended herein, the Registration Statement remains in full force and effect:]

HOW TO OBTAIN MORE INFORMATION

    We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read any document we file at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC toll free at 1-800-732-0330 for information about its public reference rooms. You may also read our filings at the SEC's web site at http://www.sec.gov.

    We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information in the registration statement. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference rooms or from its web site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

    The SEC allows us to "incorporate by reference" into this prospectus information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

  1.
  CenterSpan's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, September 30, 2000, March 31, 2001 and June 30, 2001;

  2.
  CenterSpan's Annual Report on Form 10-K for the year ended December 31, 2000, and any amendment thereto, including without limitation, CenterSpan's Amended Annual Reports on Form 10-K/A for the year ended December 31, 2000, filed with the SEC on June 5, 2001 and August 22, 2001;

  3.
  The description of our common stock in CenterSpan's (fka ThrustMaster, Inc.) Registration Statement on Form 8-A filed on February 8, 1995, including any amendment or report filed to update the description;

  4.
  Part III of CenterSpan's Definitive Proxy Statement filed with the SEC on April 17, 2000;

  5.
  CenterSpan's Definitive Proxy Statements filed with the SEC on January 31, 2001 and April 17, 2001;

  6.
  CenterSpan's Current Report on Form 8-K filed with the SEC on January 3, 2001 and any amendment thereto, including without limitation CenterSpan's Amended Current Report on Form 8-K/A filed with the SEC on March 5, 2001;

  7.
  CenterSpan's Registration Statement on Forms S-3/A filed with the SEC on March 28, 2001 and July 23, 2001; and

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  8.
  All other documents filed by CenterSpan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

    You may obtain copies of these documents, other than exhibits, free of charge by contacting CenterSpan's corporate secretary at our principal offices, which are located at 7175 N.W. Evergreen Parkway, Suite 400, Hillsboro, Oregon 97124-5839, telephone number (503) 615-3200.

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment Number 3 to its Registration Statement (File Number 333-55554) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on August 22, 2001.

CENTERSPAN COMMUNICATIONS CORPORATION

By:	/s/ FRANK G. HAUSMANN, JR.
Frank G. Hausmann, Jr., Chairman of the Board, President, Chief Executive Officer and Director

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